EXHIBIT 99.4

                      PEOPLES SAVINGS FINANCIAL CORPORATION
                                 173 MAIN STREET
                              RIDGWAY, PENNSYLVANIA
                         SPECIAL MEETING OF STOCKHOLDERS

                              ____________ __, 1998

         The undersigned hereby appoints the Board of Directors of Peoples Savings Financial Corporation ("PSFC"), or its designee, with full powers of substitution, to act as attorneys and proxies for the undersigned, to vote all shares of capital stock of PSFC which the undersigned is entitled to vote at the Special Meeting of Stockholders ("Meeting"), to be held at the __________________________________________________________, Pennsylvania _____,
on ___________, 1998 at _:__ _.m. local time, and at any and all adjournments thereof, as follows:

                                                                                 FOR            AGAINST            ABSTAIN
                                                                                 ---            -------            -------
1.       To consider and vote upon a proposal to approve an
         Agreement and Plan of Reorganization, dated April 7,
         1998 (the "Reorganization Agreement") by and
         between PSFC, Peoples Savings Bank ("Peoples
         Bank"), and Emclaire Financial Corp. ("Emclaire"), a
         Pennsylvania corporation and the holding company for
         The Farmers National Bank of Emlenton, a national
         association ("Farmers National") and Farmers
         National.  Pursuant to the Reorganization Agreement,
         PSFC will be merged with and into Emclaire, and as
         soon as practicable thereafter, Peoples Bank will be
         merged with and into Farmers National (together, the
         "Merger").  According to the terms of the
         Reorganization Agreement, shareholders of PSFC may
         elect, subject to certain election and allocation
         procedures, to exchange their shares of PSFC common
         stock for $26.00, payable in the aggregate form of                      |_|             |_|                  |_|
         45% cash and 55% Emclaire common stock.


         The Board of Directors recommends a vote "FOR" the above listed proposition.

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THIS  SIGNED  PROXY  WILL BE  VOTED  AS  DIRECTED,  BUT IF NO  INSTRUCTIONS  ARE
SPECIFIED, THIS SIGNED PROXY WILL BE VOTED FOR THE PROPOSITION STATED. IF ANY OTHER BUSINESS IS PRESENTED AT THE MEETING, THIS SIGNED PROXY WILL BE VOTED BY THOSE NAMED IN THIS PROXY IN THEIR BEST JUDGMENT. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE MEETING.
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                THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

         Should the undersigned be present and elect to vote at the Meeting, or at any adjournments thereof, and after notification to the Secretary of PSFC at the Meeting of the stockholder's decision to terminate this proxy, the power of said attorneys and proxies shall be deemed terminated and of no further force and effect. The undersigned may also revoke this proxy by filing a subsequently dated proxy or by notifying the Secretary of PSFC of his or her decision to terminate this proxy.

         The undersigned acknowledges receipt from PSFC prior to the execution of this proxy of Notice of the Meeting, a Proxy Statement/Prospectus dated __________, 1998, and an Election Form/Letter of Transmittal.


                                             Please check here if you
Dated:                              , 1998   plan to attend the Meeting      |_|
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PRINT NAME OF STOCKHOLDER                   PRINT NAME OF STOCKHOLDER


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SIGNATURE OF STOCKHOLDER                    SIGNATURE OF STOCKHOLDER


Please sign exactly as your name appears on this Proxy card. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder should sign.

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PLEASE  COMPLETE,  DATE,  SIGN AND MAIL  THIS  PROXY  PROMPTLY  IN THE  ENCLOSED
POSTAGE-PREPAID ENVELOPE.
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